SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

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of the Securities Exchange Act of 1934 (Amendment No.     )

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AXA EQUITABLE LIFE INSURANCE COMPANY

1290 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10104

AXA PREMIER VIP TRUST

SUPPLEMENT DATED FEBRUARY 14, 2007

TO THE PROSPECTUS DATED MAY 1, 2006

AND

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY

This Supplement updates the above-referenced Prospectus and Statement of Additional Information of AXA Premier VIP Trust (the “Trust”). You may obtain an additional copy of the Prospectus or Statement of Additional Information, or the Trust’s most recent Annual Report, free of charge, by writing to the Trust at 1290 Avenue of the Americas, New York, New York 10104. In addition, the information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended. The purpose of this Supplement and Information Statement is to provide you with information about new investment sub-advisers for the AXA Premier VIP Aggressive Equity Portfolio (“Aggressive Portfolio”) and the AXA Premier VIP Large Cap Growth Portfolio (“Large Cap Growth Portfolio”).

AXA Equitable Life Insurance Company (“AXA Equitable”) serves as the Investment Manager and Administrator of the Trust. AXA Advisors, LLC and AXA Distributors, LLC serve as the Distributors for the Trust’s shares and are located at 1290 Avenue of the Americas, New York, New York 10104. AXA Equitable, in its capacity as the Investment Manager of the Trust, has received an exemptive order from the Securities and Exchange Commission (“SEC”) to permit it and the Trust’s Board of Trustees to select and replace investment sub-advisers for the Trust (“Advisers”) and to amend the advisory agreements between AXA Equitable and the Advisers without obtaining shareholder approval. Accordingly, AXA Equitable is able, subject to the approval of the Trust’s Board of Trustees, to appoint and replace Advisers and to amend advisory agreements without obtaining shareholder approval.

At a regular meeting of the Board of Trustees of the Trust held on December 7, 2006, the Board of Trustees, including the Trustees who are not “interested persons” (as that term is defined in the Investment Company Act of 1940, as amended) of the Trust, the Investment Manager, the Advisers or the Distributors (“Independent Trustees”), unanimously approved the Investment Manager’s proposals to (1) replace MFS Investment Management (“MFS”) as an Adviser to an allocated portion of the Aggressive Portfolio with ClearBridge Advisors, LLC (“ClearBridge” or “New Adviser”); and (2) replace AllianceBernstein L.P. (“AllianceBernstein”) as an Adviser to an allocated portion of the Large Cap Growth Portfolio with T. Rowe Price Associates, Inc. (“T. Rowe Price” or “New Adviser”). The Investment Manager’s proposals were based on its evaluation of certain performance-related information at MFS and AllianceBernstein. The other current Advisers of the Aggressive Portfolio are AllianceBernstein, Legg Mason Capital Management, Inc. and Marsico Capital Management, LLC (“Marsico”). The other current Advisers of the Large Cap Growth Portfolio are RCM Capital Management LLC and TCW Investment Management Company. AXA Equitable, in its capacity as the Investment Manager of the Trust, will continue to allocate the assets of each of the Aggressive Portfolio and the Large Cap Growth Portfolio among the Advisers.

Factors Considered by the Board

In approving the Investment Advisory Agreement with each New Adviser, the Board of Trustees reviewed and evaluated information furnished by the Investment Manager and each New Adviser. The Board of Trustees also discussed and reviewed the terms of the proposed Investment Advisory Agreements. In addition, the Board of Trustees reviewed and evaluated certain factors, including: (i) the nature, quality and extent of the services expected to be rendered by each New Adviser to the respective portfolio; (ii) each

New Adviser’s investment approach; (iii) the structure of each New Adviser and its ability to provide services to the respective portfolio, based on its financial condition as well as the credentials, reputation, background and investment experience of its personnel; (iv) each New Adviser’s investment, stock selection and research process and its historical performance records relative to a peer group and to other benchmarks; (v) a comparison of each New Adviser’s advisory fee with those of other potential advisers, and the reasonableness of such fees in light of the extent and quality of the services to be provided; and (vi) indirect costs and benefits of each New Adviser serving as an Adviser to the respective portfolio, including costs associated with the transition of assets from the prior Advisers to each New Adviser. Based on its consideration and review of the foregoing information, the Board of Trustees determined that each portfolio is likely to benefit from the nature and quality of the services expected to be provided by its respective New Adviser, as well as its ability to render such services based on its experience, reputation and resources and its investment approach, style and process. The Board of Trustees further determined that each New Adviser’s advisory fee was reasonable in light of the extent and quality of the services expected to be provided and that the Investment Advisory Agreement between the Investment Manager and each New Adviser with respect to its respective portfolio was in the best interests of the portfolio and its shareholders. As a result of the Board of Trustees’ determination, ClearBridge became the Adviser to the Aggressive Portfolio effective as of January 12, 2007 and T. Rowe Price became an Adviser to the Large Cap Growth Portfolio effective as of January 12, 2007.

Information Regarding the Investment Advisory Agreements

Except as to effective date and compensation, the terms of the new Investment Advisory Agreement between AXA Equitable and each New Adviser for its respective portfolio are substantially similar to those of the old investment advisory agreement between AXA Equitable and each prior Adviser. The new Investment Advisory Agreement provides that it will remain in effect for its initial term and thereafter only so long as the Board of Trustees, including a majority of the Independent Trustees, specifically approves its continuance at least annually. The new Investment Advisory Agreement can be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Independent Trustees, by the vote of a majority of the outstanding voting securities of the respective portfolio, on sixty days’ written notice to AXA Equitable and the New Adviser, or by AXA Equitable or the New Adviser on sixty days’ written notice to the Trust and the other party. The new Investment Advisory Agreement also terminates automatically in the event of its assignment or in the event that the Investment Management Agreement between AXA Equitable and the Trust is terminated for any other reason.

The new Investment Advisory Agreement generally provides that the New Adviser will not be liable for any losses, claims, damages, liabilities or litigation incurred by AXA Equitable or the Trust as a result of any error of judgment or mistake of law by the New Adviser with respect to its respective portfolio, except that nothing in the agreement limits the New Adviser’s liability for all losses, claims, damages, liabilities or litigation arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the New Adviser in the performance of any of its duties or obligations or (ii) any untrue statement of a material fact, or any omission thereof, in the Trust’s prospectus, statement of additional information, proxy materials, reports, advertisements, sales literature, or other materials pertaining to its respective portfolio, if such statement or omission was made in reliance upon information furnished by the New Adviser to AXA Equitable or the Trust.

Under the old investment advisory agreement between AXA Equitable and MFS with respect to the Aggressive Portfolio, dated as of July 31, 2006, MFS received an advisory fee based on the aggregate assets of the portfolio together with assets of EQ/MFS Emerging Growth Companies Portfolio managed by AXA Equitable for which MFS also serves as an adviser (the “MFS Allocated Portions”) as follows: 0.35% of the MFS Allocated Portions’ average daily net assets up to and including $500 million; 0.30% of the MFS Allocated Portions’ average daily net assets in excess of $500 million and up to and including $1.5 billion; and 0.25% of the MFS Allocated Portions’ average daily net assets in excess of $1.5 billion. For the fiscal year ended December 31, 2005, MFS received $2,121,990 in advisory fees with respect to the Aggressive Portfolio. The old investment advisory agreement between AXA Equitable and MFS with respect to the Aggressive Portfolio was approved by the Board of Trustees on July 27, 2006.

Under the old investment advisory agreement between AXA Equitable and AllianceBernstein with respect to the Large Cap Growth Portfolio, dated as of July 31, 2006, AllianceBernstein received an advisory fee based on the aggregate assets of the portfolio together with assets of allocated portions of the AXA Premier VIP Large Cap Core Equity Portfolio, the AXA Enterprise Multimanager Growth Fund, AXA Enterprise Multimanager Core Equity Fund, the EQ/AllianceBernstein Common Stock Portfolio and the EQ/AllianceBernstein Value Portfolio, each managed by AXA Equitable for which AllianceBernstein also serves as an adviser (the “General Equity/High Yield Portfolios”) as follows: 0.50% of the General Equity/High Yield Portfolios’ average daily net assets up to and including $1 billion; 0.40% of the General Equity/High Yield Portfolios’ average daily net assets over $1 billion up to and including $2 billion; 0.30% of the General Equity/High Yield Portfolios’ average daily net assets over $2 billion up to and including $3 billion; and 0.20% of the General Equity/High Yield Portfolios’ average daily net assets in excess of $3 billion. For the fiscal year ended December 31, 2005, AllianceBernstein received $300,481 in advisory fees with respect to the Large Cap Growth Portfolio. The old investment advisory agreement between AXA Equitable and AllianceBernstein with respect to the Large Cap Growth Portfolio was approved by the Board of Trustees on July 27, 2006.

Information Regarding the New Advisers

ClearBridge Advisors, LLC

As one of the Sub-advisers to the Aggressive Equity Portfolio, it is anticipated that ClearBridge will seek to achieve the portfolio’s investment objective of long-term capital growth by investing its allocated portion of the Aggressive Portfolio (“ClearBridge Allocated Portion”) primarily in common stocks of companies that ClearBridge believes are experiencing, or will experience, growth in earnings that exceeds the average rate of earnings growth of the companies which comprise the S&P 500 Index. ClearBridge may invest in the securities of large, well-known companies that offer prospects of long-term earnings growth. However, because higher earnings growth rates are often achieved by small- to medium-sized companies, ClearBridge may invest a significant portion of the portfolio’s assets in the securities of such companies. The principal risks of investing in the Aggressive Equity Portfolio are listed in the Trust Prospectus under the heading “Principal Investment Risks.” These risks are discussed in more detail under the heading “More About Investment Strategies & Risks” in the Trust Prospectus.

Richard Freeman, assisted by Evan Bauman, will be responsible for the day-to-day management of the portfolio. Mr. Freeman has been with ClearBridge or its predecessor firms since 1983, serving as Managing Director and Portfolio Manager. He has more than 30 years of investment industry experience. Mr. Bauman has been with ClearBridge or its predecessor firms since 1996, serving as a Director. He has more than 10 years investment experience.

ClearBridge is located at 399 Park Avenue, New York, New York 10022. ClearBridge is a wholly owned subsidiary of Legg Mason, Inc., (“Legg Mason”) a financial services holding company. Directors of ClearBridge include: Timothy C. Scheve Managing Director of Legg Mason, Mark R. Fetting Managing Director of Legg Mason and Peter L. Bain Senior Executive Vice President of Legg Mason. Brian S. Posner is the President, Chief Executive Officer and Co-Chief Investment Officer of ClearBridge. As of September 30, 2006, ClearBridge had approximately $112 billion in assets under management.

For its services to the Aggressive Portfolio, ClearBridge receives an advisory fee as follows: 0.35% of the ClearBridge Allocated Portion’s average daily net assets up to and including $500 million; 0.30% of the ClearBridge Allocated Portion’s average daily net assets in excess of $500 million up to and including $2 billion; and 0.25% of the ClearBridge Allocated Portion’s average daily net assets in excess of $2 billion. AXA Equitable (and not the Aggressive Portfolio) is responsible for the payment of advisory fees to ClearBridge. The management fee for the portfolio will not change as a result of appointing ClearBridge as an Adviser to the portfolio.

Information regarding other comparable funds for which ClearBridge serves as an adviser is provided in Appendix A to this Supplement.

T. Rowe Price Associates, Inc.

As one of the Sub-advisers to the Large Cap Growth Portfolio, while seeking to achieve the portfolio’s investment objective of long-term capital growth in its allocated portion of the Large Cap Growth Portfolio (“T. Rowe Price Allocated Portion”), T. Rowe Price will look for companies with an above-average rate of earnings and cash flow growth and a lucrative niche in the economy that gives them the ability to sustain earnings momentum even during times of slow economic growth. The principal risks of investing in the Large Cap Growth Portfolio are listed in the Trust Prospectus under the heading “Principal Investment Risks.” These risks are discussed in more detail under the heading “More About Investment Strategies & Risks” in the Trust Prospectus.

An Investment Advisory Committee will be responsible for the day-to-day management of the portfolio. Robert W. Sharps, lead Portfolio Manager, has primary responsibility for managing the portfolio and works with the committee in developing and executing the portfolio’s investment program. Mr. Sharps has been chairman of the committee since 2002. He joined T. Rowe Price in 1997 and has been managing investments since 1999.

T. Rowe Price is located at 100 East Pratt Street, Baltimore, Maryland 21202. T. Rowe Price is a wholly owned subsidiary of the T. Rowe Price Group. Directors of T. Rowe Price include Edward C. Bernard Vice Chairman of the Board of T. Rowe Price Group, James A.C. Kennedy President and Chief Executive Officer of T. Rowe Price Group, Brian C. Rogers, Chief Investment Officer and Chairman of the Board of T. Rowe Price Group, Mary J. Miller Vice President and David J.L. Warren Vice President. As of September 30, 2006, T. Rowe Price and its affiliates had approximately $308.1 billion in assets under management.

For its services to the Large Cap Growth Portfolio, T. Rowe Price receives an advisory fee as follows: 0.40% of the T. Rowe Price Allocated Portion’s average daily net assets up to and including $250 million; 0.375% of the T. Rowe Price Allocated Portion’s average daily net assets in excess of $250 million up to and including $500 million; and 0.35% of the T. Rowe Price Allocated Portion’s average daily net assets in excess of $500 million. AXA Equitable (and not the Large Cap Growth Portfolio) is responsible for the payment of advisory fees to T. Rowe Price. The management fee for the portfolio will not change as a result of appointing T. Rowe Price as an Adviser to the portfolio.

Information regarding other comparable funds subject to the Investment Company Act of 1940 for which T. Rowe Price serves as an adviser is provided in Appendix A to this Supplement.

* * * * *

Portfolio Transactions

To the extent permitted by law and in accordance with procedures established by the Trust’s Board of Trustees, the Aggressive Portfolio and the Large Cap Growth Portfolio may engage in brokerage transactions with brokers that are affiliates of the Investment Manager or the Advisers, with brokers who are affiliates of such brokers, or with unaffiliated brokers who trade or clear through affiliates of the Investment Manager or Advisers. For the fiscal year ended December 31, 2006, the Aggressive Portfolio paid $66,238 in brokerage commissions to Sanford C. Bernstein & Co. LLC, an indirect broker subsidiary of AXA Equitable. For the fiscal year ended December 31, 2006, the Large Cap Growth Portfolio paid $112 in brokerage commissions to Sanford C. Bernstein & Co. LLC, an indirect broker subsidiary of AXA Equitable.

Control Persons and Principal Holders

AXA Equitable may be deemed to be a control person with respect to the Trust by virtue of its ownership of more than 99% of the Trust’s shares as of January 31, 2006. AXA Equitable is organized as a New York stock life insurance company and is a wholly owned subsidiary of AXA Financial, Inc., a subsidiary of AXA, a French insurance holding company. As a “series” type of mutual fund, the Trust issues separate series of shares of beneficial interest with respect to each portfolio. As of January 31, 2006, the Trustees and Officers of the Trust owned Contracts entitling them to provide voting instructions in the aggregate with respect to less than one percent of the beneficial interest of the Aggressive Portfolio and the Large Cap Growth Portfolio.

Appendix B sets forth the shareholders of record as shown on the fund’s records, as of January 31, 2006, holding five percent or more of the outstanding shares of each class of such portfolios.

A copy of the Trust’s 2006 Annual Report is enclosed.

Appendix A

ClearBridge Advisors, LLC

Name of Fund	Net Assets	Effective Advisory Fee Rate (% of net assets)

Defined Benefit Plan A	$63.89 million (as of 9/30/06)	Up to $500 million - 0.35% $500 million up to $2 billion – 0.30% $2 billion and up – 0.25%

Subadvised Aggressive Growth Portfolio A	$1.30 billion (as of 9/30/06)	Up to $500 million - 0.35% $500 million up to $2 billion – 0.30% $2 billion and up – 0.25%

Subadvised Aggressive Growth Portfolio B	$822.41 million (as of 10/31/06)	Up to $45 million – 0.45% $45 million and up – 0.35%

Legg Mason Partners Aggressive Growth Fund	$10.81 billion (as of 12/31/06)	Up to $1 billion - 0.750% $1 billion up to $2 billion – 0.725% $2 billion up to $5 billion – 0.700% $5 billion up to $10 billion – 0.675% $10 billion and up – 0.650%

Legg Mason Partners Variable Aggressive Growth Portfolio II	$81.12 million (as of 12/31/06)	Up to $1 billion - 0.750% $1 billion up to $2 billion – 0.725% $2 billion up to $5 billion – 0.700% $5 billion up to $10 billion – 0.675% $10 billion and up – 0.650%

Legg Mason Partners Variable Aggressive Growth Portfolio III	$1.18 billion (as of 12/31/06)	Up to $1 billion - 0.750% $1 billion up to $2 billion – 0.725% $2 billion up to $5 billion – 0.700% $5 billion up to $10 billion – 0.675% $10 billion and up – 0.650%

A-1

T. Rowe Price Associates, Inc.

Name of Fund	Net Assets (as of 9/30/06)*	Effective Advisory Fee Rate (% of net assets)

T. Rowe Price Institutional Large-Cap Growth Fund	$410.5 million	.55% management fee

American Skandia Trust- AST T. Rowe Price Large Cap Growth Portfolio	$1.0 billion	.40% on first $250 million; .375% on next $250 million; .35% on assets above $500 million. (1)

Principal Investors Fund, Inc. - Partners LargeCap Growth Fund I	$992.8 million	.35% on all assets through July 31, 2007. (2)

Principal Variable Contracts Fund, Inc. – Equity Growth Series	$252.4 million	.35% on all assets through July 31, 2007. (2)

Principal Variable Contracts Fund, Inc. – LargeCap Growth Equity Series	$43.6 million	.35% on all assets through July 31, 2007. (2)

Prudential Series Funds, Inc. – SP T. Rowe Price Large-Cap Growth Portfolio	$74.3 million	.40% on first $250 million; .375% on next $250 million; .35% on assets above $500 million. (1)

*	Net asset figures are based on internal T. Rowe Price market value records.
(1)	Assets of the AST T. Rowe Price Large Cap Growth Portfolio and SP T. Rowe Price Large Cap Growth Portfolio are aggregated for purposes of calculating the fee. Fees payable under the subadvisory agreement are subject to a group fee waiver. Pursuant to the terms of the agreement, assets between $750 million and $1.5 billion are subject to a 5% fee reduction; assets between $1.5 billion and $3 billion are subject to a 7.5% fee reduction and assets greater than $3 billion are subject to a 10% fee reduction.
(2)	The following fee schedule takes effect after July 31, 2007: .40% on first $250 million; .375% on next $250 million; and .35% on assets above $500 million. Assets of the Partners LargeCap Growth Fund I, Equity Growth Series, and LargeCap Growth Equity Series are aggregated to determine breakpoints. Fees payable under the subadvisory agreement are subject to a group fee waiver. Pursuant to the terms of the agreement, assets between $750 million and $1.5 billion are subject to a 5% fee reduction; assets between $1.5 billion and $3 billion are subject to a 7.5% fee reduction and assets greater than $3 billion are subject to a 10% fee reduction.

A-2

Appendix B

Portfolio	Shareholder	Shares Owned	Percent of Ownership

B-1